Exhibit 4.24.12

AEROVIAS DEL CONTINENTE AMERICANO S.A. AVIANCA,

Avenida Calle 26

No. 59-15 Bogota,

Colombia

GRUPO TACA HOLDINGS LIMITED,

Winterbotham Place,

Marlborough and Queen Streets

P.O. Box N-3026 Nassau,

the Bahamas

Subject: ADVANCEMENT

GRUPO TACA HOLDINGS LIMITED, AEROVIAS DEL CONTINENTE AMERICANO S.A. AVIANCA (jointly and severally referred to as the “Buyer”) and AIRBUS S.A.S. (the “Seller”) have entered into an A320neo Family Purchase Agreement (the “Agreement”) on April 30th, 2015 which covers, among other things, the manufacture and the sale by the Seller and the purchase by the Buyer of the Aircraft under the terms and conditions in said Agreement.

The Buyer and the Seller have agreed to set forth in this Letter Agreement N°2.6 (the “Letter Agreement N°2.6”) certain additional terms and conditions regarding the Aircraft.

Capitalized terms used herein and not otherwise defined in this Letter Agreement N°2.6 shall have the meanings assigned thereto in the Agreement.

Both Parties agree that this Letter Agreement N°2.6, upon execution hereof, shall constitute an integral, nonseverable part of said Agreement, that the provisions of said Agreement are hereby incorporated herein by reference, and that this Letter Agreement N°2.6 shall be governed by all the provisions of the Agreement; as such provisions have been specifically amended pursuant to this Letter Agreement N°2.6. If there is any inconsistency between the provisions of the Agreement and the provisions of this Letter Agreement N°2.6 then the provisions of this Letter Agreement N°2.6 will govern.

0	PREAMBLE

The Buyer wishes to advance the Scheduled Delivery Month of one (1) A320 Aircraft from July 2018 to May 2018.

This Letter Agreement N°2.6 documents the amendments to the Agreement agreed between the Parties to achieve this objective.

1	AMENDED PROVISIONS

The Appendix 9 to the Letter Agreement No2 of the Agreement, as amended from time to time, is hereby deleted and replaced in its entirety by the Appendix 9 attached hereto, to incorporate the advancement of the Scheduled Delivery Month of the A320 Aircraft number 41 from July 2018 to May 2018.

2	PAYMENTS

For the sake of clarity, the Seller hereby confirms that it has received all Predelivery Payments in relation to this A320 Aircraft number 41 prior to the date of this Letter Agreement N°2.6.

3	ASSIGNMENT

Except as provided in Clause 21 of the Agreement, this Letter Agreement N°2.6 is not transferable, and the Buyer’s rights under this Letter Agreement No2.6 shall not be assigned, sold, transferred or otherwise alienated by operation of law or otherwise to any person other than the Buyer. Any unauthorised assignment, sale, transfer or other alienation of the Buyer’s rights under this Letter Agreement N°2.6 with respect to any Aircraft will be void and without effect.

4	CONFIDENTIALITY

This Letter Agreement N°2.6 (and its existence) shall be treated by both parties as confidential in accordance with Clause 22.15 of the Agreement.

5	COUNTERPARTS

This Letter Agreement N°2.6 may be signed in any number of separate counterparts. Each counterpart, when signed and delivered (including counterparts delivered by facsimile transmission) shall be an original, and the counterparts together shall constitute one and the same instrument.

6	INTERPRETATION AND LAW

THIS LETTER AGREEMENT N°2.6 SHALL BE GOVERNED BY AND CONSTRUED AND THE PERFORMANCE THEREOF SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS CONFLICTS OF LAWS PROVISIONS THAT WOULD RESULT IN THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION.

If the foregoing correctly sets forth our understanding, please execute three (3) originals in the space provided below and return one (1) original of this Letter Agreement N°2.6 to the Seller.

Agreed and Accepted

For and on behalf of

AIRBUS S.A.S.

Title:	Senior Vice President

Signature:	/s/ Christophe Mourey

Agreed and Accepted	Agreed and Accepted

For and on behalf of	For and on behalf of

AEROVIAS DEL CONTINENTE	GRUPO TACA HOLDINGS LIMITED
AMERICANO S.A. AVIANCA.

Name:	Renato Covelo	Name:	WND Limited

Title:	Officer	Title:	Director

Signature:	/s/ Renato Covelo	Signature:	/s/ WND Limited

Date:	July 13, 2017

9	DELIVERY

9.1	Delivery Schedule

9.1.1	Subject to Clauses 2, 7, 8, 10, 11 and 18, the Seller shall have the Aircraft Ready for Delivery at the Delivery Location within the following scheduled delivery period (the “Scheduled Delivery Period”):

Batch	Aircraft Number	Aircraft Type (1)	Scheduled Delivery Period	Propulsion Systems (2)	Operator (3)	CAC ID (4)
2	34	A321	Jul-17	CFM	AV	10031856
2	35	A321	Aug-17	CFM	AV	10031857
2	39	A320	Sep-17	CFM	GTH	10031861
2	42	A320	Oct-17	CFM	GTH	10031864
2	40	A320	Feb-18	CFM	GTH	10031862
1	2	A320	March-18	CFM	AV	10031824
2	36	A320	Apr-18	CFM	GTH	10031858
2	37	A320	May-18	CFM	AV	10031859
2	41	A320	May-18	CFM	AV	10031863
1	6	A320	Feb-19	CFM	AV	10031828
2	44	A320	Mar-19	CFM	AV	10031866
2	45	A320	Mar-19	CFM	AV	10031867
2	46	A320	02 2019	CFM	GTH	10031868
1	7	A320	02 2019	CFM	AV	10031829
2	38	A320	03 2019	CFM	AV	10031860
1	1	A320	01 2020	CFM	AV	10031823
1	3	A320	01 2020	CFM	GTH	10031825
1	4	A321	01 2020	CFM	GTH	10031826
1	5	A320	01 2020	CFM	AV	10031827
1	10	A319	02 2020	CFM	AV	10031832
2	43	A320	02 2020	CFM	AV	10031865
2	47	A319	02 2020	CFM	GTH	10031869
2	48	A319	02 2020	CFM	AV	10031870
2	49	A319	02 2020	CFM	AV	10031871
2	53	A320	02 2020	CFM	AV	10031875
2	54	A320	03 2020	CFM	AV	10031876
2	55	A320	03 2020	CFM	AV	10031877
2	56	A320	03 2020	CFM	AV	10031878
2	57	A320	03 2020	CFM	AV	10031879
2	58	A320	03 2020	CFM	AV	10031880
2	59	A320	04 2020	CFM	AV	10031881
2	60	A320	04 2020	CFM	AV	10031882
2	61	A321	04 2020	CFM	AV	10031883
2	62	A320	04 2020	CFM	AV	10031884
2	63	A320	04 2020	CFM	AV	10031885

1	11	A319	2021	CFM	AV	10031833
2	50	A319	2021	CFM	GTH	10031872
2	51	A319	2021	PW	AV	10031873
2	52	A319	2021	PW	AV	10031874
1	8	A320	2021	PW	GTH	10031830
2	64	A320	2021	PW	GTH	10031886
2	65	A320	2021	PW	AV	10031887
2	66	A320	2021	PW	GTH	10031888
1	9	A320	2021	PW	GTH	10031831
2	67	A320	2021	PW	AV	10031889
2	68	A320	2021	PW	AV	10031890
2	69	A320	2021	PW	AV	10031891
1	20	A320	2021	PW	AV	10031842
2	70	A320	2021	PW	AV	10031892
2	71	A320	2021	PW	GTH	10031893
2	72	A320	2021	PW	AV	10031894
1	21	A320	2021	PW	AV	10031843
2	73	A320	2021	PW	AV	10031895
2	74	A320	2021	PW	GTH	10031896
2	75	A321	2021	PW	AV	10031897
1	19	A321	2021	PW	GTH	10031841
2	76	A320	2021	PW	AV	10031898
2	77	A320	2021	PW	AV	10031899
2	78	A320	2022	PW	AV	10031900
1	12	A319	2022	PW	AV	10031834
2	79	A320	2022	PW	AV	10031901
2	80	A320	2022	PW	AV	10031902
2	81	A320	2022	PW	AV	10031903
1	13	A319	2022	PW	GTH	10031835
2	82	A320	2022	PW	AV	10031904
2	83	A320	2022	PW	GTH	10031905
2	84	A320	2022	PW	AV	10031906
1	14	A319	2022	PW	GTH	10031836
2	85	A320	2022	PW	GTH	10031907
2	86	A320	2022	PW	AV	10031908
2	87	A320	2022	PW	AV	10031909
1	27	A320	2022	PW	AV	10031849
2	88	A320	2022	PW	GTH	10031910
2	89	A320	2022	PW	AV	10031911
2	90	A321	2022	PW	AV	10031912
1	28	A321	2022	PW	GTH	10031850
2	91	A320	2022	PW	AV	10031913
2	92	A320	2022	PW	GTH	10031914

2	93	A320	2023	PW	AV	10031915
1	15	A319	2023	PW	AV	10031837
2	94	A320	2023	PW	GTH	10031916
2	95	A320	2023	PW	AV	10031917
2	96	A320	2023	PW	AV	10031918
1	16	A319	2023	PW	AV	10031838
2	97	A320	2023	PW	AV	10031919
2	98	A320	2023	PW	AV	10031920
2	99	A320	2023	PW	AV	10031921
1	17	A319	2023	PW	GTH	10031839
2	100	A320	2023	PW	AV	10031922
2	101	A320	2023	PW	AV	10031923
2	102	A320	2023	PW	AV	10031924
1	29	A320	2023	PW	GTH	10031851
2	103	A320	2023	PW	AV	10031925
2	104	A321	2023	PW	AV	10031926
2	105	A321	2023	PW	AV	10031927
1	33	A320	2023	PW	GTH	10031855
2	106	A320	2023	PW	AV	10031928
2	107	A320	2023	PW	AV	10031929
2	108	A320	2024	PW	AV	10031930
1	18	A319	2024	PW	GTH	10031840
2	109	A320	2024	PW	AV	10031931
2	110	A320	2024	PW	GTH	10031932
2	111	A320	2024	PW	GTH	10031933
1	22	A319	2024	PW	AV	10031844
2	112	A320	2024	PW	AV	10031934
2	113	A320	2024	PW	AV	10031935
2	114	A320	2024	PW	GTH	10031936
1	23	A319	2024	PW	GTH	10031845
2	115	A320	2024	PW	GTH	10031937
2	116	A320	2024	PW	AV	10031938
2	117	A320	2024	PW	AV	10031939
1	30	A320	2024	PW	GTH	10031852
2	118	A321	2024	PW	AV	10031940
2	119	A321	2024	PW	AV	10031941
2	120	A321	2024	PW	GTH	10031942
1	31	A320	2024	PW	AV	10031853
2	121	A320	2024	PW	AV	10031943
2	122	A320	2024	PW	AV	10031944

2	123	A320	2025	PW	AV	10031945
1	24	A319	2025	PW	GTH	10031846
2	124	A320	2025	PW	GTH	10031946
2	125	A320	2025	PW	GTH	10031947
2	126	A320	2025	PW	AV	10031948
1	25	A319	2025	PW	AV	10031847
2	127	A320	2025	PW	AV	10031949
2	128	A320	2025	PW	AV	10031950
2	129	A320	2025	PW	GTH	10031951
1	26	A319	2025	PW	AV	10031848
2	130	A321	2025	PW	GTH	10031952
2	131	A321	2025	PW	AV	10031953
2	132	A321	2025	PW	AV	10031954
1	32	A320	2025	PW	AV	10031854
2	133	A320	2025	PW	AV	10031955
3	134	A320	2025	PW	AV
3	135	A320	2025	PW	AV
3	136	A320	2025	PW	GTH
3	137	A321	2025	PW	AV

(1)	In this table: A319, A320 and A321 mean respectively A319 Aircraft, A320 Aircraft and A321 Aircraft.

(2)	In this table, PW is indicated as the Propulsion Systems from the 38th Aircraft to be chronologically delivered solely for the purpose of calculating PDPs until a choice of Propulsion Systems has been notified to the Seller in accordance with Clause 2.3.2 as amended from time to time.

(3)	As indicated by the Buyer to the Seller. For information only.

(4)	For the Seller’s information only

9.1.2	When a Scheduled Delivery Period of an Aircraft is a month, such month shall be, with respect to such Aircraft, the “Scheduled Delivery Month”.

(i)	When the Scheduled Delivery Period of an Aircraft is a year, the Seller shall advise the Buyer by means of a written notice no later [**] prior to the first month of such Scheduled Delivery Period within which quarter of such year the Seller shall have such Aircraft ready for delivery at the Delivery Location and such quarter shall become the Scheduled Delivery Period of such Aircraft.

(ii)	When the Scheduled Delivery Period of an Aircraft is a quarter, the Seller shall advise the Buyer by means of a written notice [**] prior to the first month of such quarter within which month of such quarter the Seller shall have such Aircraft Ready for Delivery at the Delivery Location and such month shall become, with respect to such Aircraft, the Scheduled Delivery Period and the Scheduled Delivery Month of such Aircraft.

[**] Represents material which has been redacted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended.

For the purpose of Clause 5.3 of the Agreement, until a Scheduled Delivery Month has been notified pursuant to (ii) above, the Scheduled Delivery Month of an Aircraft shall be deemed (a) [**] of its Scheduled Delivery Period when such Scheduled Delivery Period is a year, and (b) [**] of its Scheduled Delivery Period when such Scheduled Delivery Period is a quarter.

9.1.3	The Seller shall give the Buyer [**] prior written notice of the anticipated date on which the Aircraft shall be Ready for Delivery. Thereafter the Seller shall notify the Buyer of any change in such date necessitated by the conditions of manufacture or flight.

9.2	Delivery Process

9.2.1	The Buyer shall, within [**] after the date on which the Aircraft is Ready for Delivery, sign the Certificate of Acceptance, pay the Balance of the Final Price, send its representatives to the Delivery Location, take Delivery of the Aircraft and fly the Aircraft away from the Delivery Location.

9.2.2	The Seller shall deliver and transfer good and valid title to the Aircraft to the Buyer free and clear of all liens, claims, charges, security interests and all encumbrances of any kind whatsoever (except for any liens or encumbrances created by or on behalf of the Buyer) provided that (i) the Balance of the Final Price and any other amounts then due under Clause 5.5 have been paid by the Buyer to the Seller and (ii) the Certificate of Acceptance has been signed and delivered to the Seller pursuant to Clause 8.3. The Seller shall provide the Buyer with a bill of sale in the form of Exhibit E (the “Bill of Sale”) and/or such other documentation as may be acceptable to the Buyer confirming transfer of good and valid title and receipt of the Final Price as may reasonably be requested by the Buyer. Title to and risk of loss of or damage to the Aircraft shall pass to the Buyer at Delivery.

Delivery (“Delivery”) shall be deemed to have occurred when (i) and (ii) above have occurred; and the Seller has provided the Buyer with the Bill of Sale and tendered physical possession of the Aircraft to the Buyer at the Delivery Location.

9.2.3	Except if the Buyer is relieved of its obligation to accept Delivery of an Aircraft under this Agreement, should the Buyer fail to deliver the signed Certificate of Acceptance to the Seller within the delivery period set forth in Clause 9.2.1 and/or accept Delivery of and pay the Balance of the Final Price for an Aircraft that is Ready for Delivery and in respect of which the Buyer has or is obligated to deliver a Certificate of Acceptance, then the Buyer shall be deemed to have rejected delivery of the Aircraft without warrant when duly tendered to it hereunder. Without Prejudice to Clause 5.7 and the Seller’s other rights under this Agreement, (a) the Seller shall retain title to the Aircraft and (b) the Buyer shall indemnify and hold the Seller harmless against any and all costs (including but not limited to any parking, storage, and insurance costs) actually incurred by the Seller resulting from any delay or failure to timely effect such payment. The Seller will use reasonable efforts to mitigate its damages and such costs to store, park or otherwise protect the Aircraft.

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[**] Represents material which has been redacted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended.

APPENDIX 9 to LETTER AGREEMENT No 2

9.3	Fly away

9.3.1	The Buyer and the Seller shall co-operate to obtain any licenses, permits and approvals which may be required by the Aviation Authority of the Delivery Location for the purpose of exporting the Aircraft.

9.3.2	Except as provided below, all expenses of, or connected with, flying the Aircraft from the Delivery Location after Delivery shall be borne by the Buyer. The Seller will provide the Buyer with a list of services providers for the ferry flight, and the Buyer will make direct arrangements with the supplying companies for its requirements. The previous two (2) sentences notwithstanding, the Seller will provide at its cost and expense catering for the first leg of the ferry flight, and in addition the Seller will provide free of charge to the Buyer the fuel required to ferry the Aircraft from the Delivery Location to the final destination of the ferry flight selected by the Buyer, up to the limit of one full tank. The Seller will use reasonable commercial efforts to provide to the Buyer a sufficient number of “fly-away kits,” compliant with the applicable laws and regulations of the relevant Aviation Authorities, for use by Buyer during the post-Delivery Ferry Flight of the Aircraft from the Delivery Location. Buyer and Seller will agree, acting reasonably, on the number of fly-away kits required based on the Aircraft delivery schedule and Buyer’s ability to timely reposition the fly-away kits at the Delivery Location for subsequent Ferry Flights from the Delivery Location and the content of such fly away kits, taking into account the laws and regulations of the relevant Aviation Authorities. Buyer will return to the Delivery Location any fly-away kits not required for subsequent post-Delivery Ferry Flights. Seller will also assist Buyer, at no out-of-pocket cost to Seller, to obtain the necessary authorizations from the Aviation Authority having jurisdiction over the Delivery Location to permit Buyer to remove the Aircraft from the Delivery Location immediately following Delivery.

LETTER AGREEMENT No 2.6

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